[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment 4
Number HA3734/SYMT-04
to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(the “Agreement”, effective August 1, 2018) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the “Company”)
and
HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the “Reinsurer”)

IT IS HEREBY AGREED by and between the Company and the Reinsurer that, effective June 1, 2021, the Agreement is hereby amended to reflect the addition of new plans to be reinsured under the existing terms of the Agreement and the termination of older plans.

THEREFORE, as of June 1, 2021, Exhibit B - Plans Covered is hereby replaced in its entirety with the attached Exhibit B-Amended.

This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the parties to the Agreement have executed this Amendment on the dates shown below.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

EXHIBIT B Amended
(Effective June 1, 2021)

PLANS COVERED

Policy plans, riders and benefits issued on plans shown below and where the policy does not qualify for other inuring indemnity reinsurance may qualify for automatic reinsurance under the terms of this Agreement.

B.1Plan Identification – The plans identified below are sold by [REDACTED]:

Plan Name	Issue Ages	Start Date	End Date
Symetra Accumulator IUL 1.0	[REDACTED]	August 1, 2018	January 31, 2020
Symetra UL 2015 (GUL)	[REDACTED]	August 1, 2018	January 31, 2020
Symetra Protector IUL 1.0	[REDACTED]	May 29, 2019	September 30, 2021
Symetra Accumulator IUL 2.0	[REDACTED]	November 4, 2019	September 30, 2021
Symetra UL 2015 (2017 CSO)	[REDACTED]	November 4, 2019
Symetra Accumulator IUL 4.0	[REDACTED]	June 1, 2021
Symetra Protector IUL 3.0	[REDACTED]	June 1, 2021
Symetra Accumulator VUL	[REDACTED]	August 1, 2021

B.2Riders

Rider Name	Issue Ages	Start Date	End Date
Lapse Protection Benefit (LPB) Rider	[REDACTED]	August 1 2018
20 Year Term Rider	[REDACTED]	August 1 2018
Accelerated Death Benefit for Terminal Illness (with no cost to the insured)	[REDACTED]	August 1 2018
Accelerated Death Benefit for Cognitive Impairment (with no cost to the insured)	[REDACTED]	August 1 2018
Supplemental Protection Rider	[REDACTED]	August 1 2018
Change of Insured Rider	[REDACTED]	August 1, 2021

Acceleration riders not listed above are not reinsured under this Agreement.

B.3Conversions, Replacements and Exchanges    Start Date

Any plan offered by the Company and available to the insured at the    August 1, 2018 time of conversion, replacement or exchange.

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]
Amendment No. 3

Number HA3734/SYMT-04

to

AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this Agreement, effective August 1, 2018)

between

SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the •company')

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer that, effective November 4, 2019, this Agreement is hereby amended to reflect the addition of the Company's revised products, based on the 2017 CSO Tables, under the existing terms of this Agreement.

THEREFORE, as of November 4, 2019, Article Vl.5, Premium Rate Guarantee is replaced in Its entirety with the attached Article Vl.5-Amended and Exhibit 8 - Plans Covered is hereby replaced in its entirety with the attached Exhibit B-Amended.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Amendment on the dates shown below.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

ARTICLE VI-Amended
(Effective November 4, 2019)

5)        Premium Rate Guarantee. The Reinsurer anticipates continuing to accept premiums on the basis of the rates shown in Exhibit E, however, the life reinsurance rates in this Agreement cannot be guaranteed for more than one year. [REDACTED]

EXHIBIT 8-Amended
(Effective November 4, 2019)

PLANS COVERED

Policy plans, riders and benefits issued on plans shown below and where the policy does not qualify for other inuring indemnity reinsurance may qualify for automatic reinsurance under the terms of this Agreement.

B.1    Plan Identification - The plans identified below are sold by [REDACTED]:

Plan    Name    . .· ,    ·    Issue Ages    ·•    .: Start Date    End Date. ..
Symetra Accumulator IUL 1.0    [REDACTED]            August 1, 2018    January 31, 2020
Symetra UL 2015 (GUL)        [REDACTED]            Augus1t, 2018    January 31, 2020
Symetra Protector IUL 1.0        [REDACTED]            May 29, 2019
Symetra Accumulator IUL 2.0    [REDACTED]            November4, 2019
Symetra UL 2015 (2017 CSO)    [REDACTED]            November 4, 2019

B.2    Riders

Rider Name    ... . ,·    ·        Issue Ages    Start Date ·    ·.    .... .. .. End Date
•
Lapse Protection Benefit (LPB) Rider    [REDACTED]        August 1 2018
20 Year Term Rider            [REDACTED]    August 1 2018
Accelerated Death Benefit for Terminal Illness    [REDACTED]    August 1 2018
(with no cost to the insured)
Accelerated Death Benefit for Cognitive impairment    [REDACTED]    August 1 2018
(with no cost to the insured)
Supplemental Protection Rider        [REDACTED]    August 1 2018

Acceleration riders not listed above are not reinsured under this Agreement.

B.3    Conversions, Replacements and Exchanges

Any plan offered by the Company and available to the insured at time of conversion, replacement or exchange.

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No. 2
effective July 8, 2019 Number HA3734/SYMT-04 to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement", effective August 1, 2018) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company")

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer, that effective July 8, 2019 (the "Effective Date"), this Agreement is hereby amended to reflect the addition of the Company's updated Foreign Nationals Guidelines. Notwithstanding the provisions of the Agreement, any changes to RGA's Country Code listing will not require formal approval from the Reinsurer or an amendment and will be considered a part of Exhibit F-1 from such date forth.

THEREFORE, as of the Effective Date, Exhibit F-1 is hereby replaced in its entirety with the attached Exhibit F-1-Amended.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Agreement in duplicate.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

EXHIBIT F-1 - Amended
(Effective July 8, 2019)

FOREIGN NATIONALS UNDERWRITING GUIDELINES

[REDACTED]

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment No. 1 Number HA3734/SYMT-04 to
AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
(this "Agreement", effective August 1, 2018) between
SYMETRA LIFE INSURANCE COMPANY
West Des Moines, Iowa (the "Company")

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
Orlando, Florida (the "Reinsurer")

IT IS HEREBY AGREED by and between the Company and the Reinsurer that, effective August 1, 2018, this Agreement is hereby amended to clarify the net amount at risk for IUL policies.

IT IS FURTHER AGREED by and between the Company and the Reinsurer that, effective May 29, 2019, this Agreement is hereby amended to reflect the addition of the Symetra Protector IUL 1.0 product under the existing terms of this Agreement.

Therefore, as of the August 1, 2018, Article V, Reinsured Risk Amount, is hereby replaced in its entirety with the attached Article V-Amended, and, as of May 29, 2019, Exhibit Bis hereby replaced in its entirety with the attached Exhibit 8-Amended and Exhibit C.1, Life Reinsurance, is hereby replaced in its entirety with the attached Exhibit C Amended.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

In witness whereof, the Parties to this Agreement have executed this Amendment in duplicate.

SYMETRA LIFE INSURANCE COMPANY
By:

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
By:

ARTICLE V-Amended
(Effective August 1, 2018)

REINSURED RISK AMOUNT

1)Life. Reinsurance under this Agreement is on a Yearly Renewable Term basis. The reinsurance benefit will be determined in the manner described below.

a)Fixed Benefit Plans and Riders. The reinsurance benefit is the death benefit of the policy times the Reinsurer's quota share percentage, as stated in Exhibit C.

b)Interest Sensitive Plans and Riders. The net amount at risk of the policy is defined to be the death benefit minus the greater of i) the Proxy Economic Reserve or ii) the account value. The reinsured net amount at risk is the net amount at risk of the policy at each policy duration times the Reinsurer's quota share percentage, as stated in Exhibit C.

For interest sensitive policies issued without a no-lapse guarantee rider and IUL policies, the Proxy Economic Reserve is deemed to equal the account value.

2)Waiver of Mortality Risk Premium. Waiver of Mortality Risk Premium is not reinsured under this Agreement.

3)Accidental Death Benefit. Accidental Death Benefit is not reinsured under this Agreement.

4)Accelerated Benefit. Accelerated Benefit, as a result of Terminal Illness or Cognitive Impairment, when such benefit is at no cost to the insured, is reinsured under this Agreement.

EXHIBIT B-Amended
(Effective May 29, 2019)

PLANS COVERED

Policy plans, riders and benefits issued on plans shown below and where the policy does not qualify for other inuring indemnity reinsurance may qualify for automatic reinsurance under the terms of this Agreement.

B.1Plan Identification                        Issue Ages        Start Date

Symetra Accumulator IUL 1.0 sold by LifeMark producers    [REDACTED]            August 1, 2018
Symetra UL 2015 sold by LifeMark producers        [REDACTED]            August 1, 2018
Symetra Protector IUL 1.0 sold by LifeMark producers    [REDACTED]            May 29,2019

B.2Riders                            Issue Ages        Start Date

Lapse Protection Benefit (LPB) Rider 20 Year Term Rider    [REDACTED]            August 1, 2018
Accelerated Death Benefit for Terminal Illness (with no    [REDACTED]            August 1, 2018
cost to the insured)
Accelerated Death Benefit for Chronic Illness (with no cost    [REDACTED]            August 1, 2018
to the insured)
Accelerated Death Benefit for Cognitive Impairment (with    [REDACTED]            August 1, 2018
no cost to the insured)
Supplemental Protection Rider                [REDACTED]            August 1, 2018

Acceleration riders not listed above are not reinsured under this Agreement.

B.3Conversions, Replacements and Exchanges

Any plan offered by the Company and available to the insured at time of conversion, replacement or exchange.

EXHIBIT C-Amended
(Effective May 29, 2019)

AUTOMATIC BINDING LIMITS

C.1    Life Reinsurance - The Reinsurer's quota share will be [REDACTED] of the reinsurance pool [REDACTED], not to exceed the amounts shown below.

For Symetra Accumulator IUL 1.0 and Symetra UL 2015 policies

U.S. or Canadian Citizen or Permanent Resident

    [REDACTED]

Foreign Nationals

    [REDACTED]

For Symetra Protector IUL 1.0 policies

U.S. or Canadian Citizen or Permanent Resident

    [REDACTED]

Foreign Nationals

    [REDACTED]

.